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                                                                    EXHIBIT 12.1



                    STATEMENT REGARDING COMPUTATION OF RATIOS


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
                                                Six months
                                                  ended
                                                 6/30/03           2002          2001          2000          1999          1998
                                               ------------   ------------  ------------  ------------  ------------  ------------
Income (loss) from continuing operations
   before minority interest and income taxes   $ (1,357,619)  $    136,471  $  6,747,510  $ 19,993,000  $ 29,138,000  $ 33,792,000

Add Fixed Charges:
Interest expense                                 13,914,516     29,035,826    31,043,759    32,323,000    27,947,000    21,587,000
Capitalized interest                                      0              0             0             0             0             0
Debt cost amortization                            1,408,839      2,059,473     1,964,419     1,749,000     1,210,000       834,000
Estimate of interest component
  of rent expense                                       N/A            N/A           N/A           N/A           N/A           N/A
Less capitalized interest                                 0              0             0             0             0             0
                                               ------------   ------------  ------------  ------------  ------------  ------------
           EARNINGS                            $ 13,965,736   $ 31,231,770  $ 39,755,688  $ 54,065,000  $ 58,295,000  $ 56,213,000
                                               ============   ============  ============  ============  ============  ============


Fixed Charges
Interest expense                               $ 13,914,516   $ 29,035,826  $ 31,043,759  $ 32,323,000  $ 27,947,000  $ 21,587,000
Capitalized interest                                      0              0             0             0             0             0
Debt cost amortization                            1,408,839      2,059,473     1,964,419     1,749,000     1,210,000       834,000
                                               ------------   ------------  ------------  ------------  ------------  ------------
           FIXED CHARGES                         15,323,355     31,095,299    33,008,178    34,072,000    29,157,000    22,421,000
Preferred stock dividends                         3,265,626      6,531,250     6,531,250     6,531,250     6,531,250     3,374,000
                                               ------------   ------------  ------------  ------------  ------------  ------------
FIXED CHARGES & PREFERRED DIVIDENDS            $ 18,588,981   $ 37,626,549  $ 39,539,428  $ 40,603,250  $ 35,688,250  $ 25,795,000
                                               ============   ============  ============  ============  ============  ============

RATIO OF EARNINGS TO FIXED CHARGES
  & PREFERRED DIVIDENDS                                0.75           0.83          1.01          1.33          1.63          2.18
                                               ============   ============  ============  ============  ============  ============
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